Exhibit (e)(2)

Amendment to Distribution Agreement

This Amendment to the Distribution Agreement (this “Amendment”) between Financial Investors Trust, a Delaware statutory trust (the “Trust”), and ALPS Portfolio Solutions Distributor, Inc., a Colorado corporation (the “Distributor”), is effective as of April 16, 2018.

WHEREAS, the Trust and the Distributor have entered into a Distribution Agreement dated April 16, 2018, as amended (the “Agreement”); and

WHEREAS, the Trust and the Distributor wish to amend the Agreement to reflect the addition of two Funds offered under the Trust.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Appendix A to Exhibit 1 to the Agreement is hereby deleted in its entirety and replaced with a new Appendix A to Exhibit 1 attached hereto.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

FINANCIAL INVESTORS TRUST		ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.

By:	/s/ Edmund J. Burke	By:	/s/ Steven B. Price
Name:	Edmund J. Burke	Name:	Steven B. Price
Title:	President	Title:	Senior Vice President & Director of Distribution Services

APPENDIX A

LIST OF FUNDS

ALPS/Red Rocks Listed Private Equity Fund

ALPS/WMC Research Value Fund

Clough China Fund

ALPS/CoreCommodity Management CompleteCommodities Strategy Fund

RiverFront Asset Allocation Income & Growth

RiverFront Asset Allocation Moderate

RiverFront Asset Allocation Growth & Income

RiverFront Asset Allocation Growth

RiverFront Asset Allocation Aggressive

ALPS/Kotak India Growth Fund

ALPS/Alerian MLP Infrastructure Index Fund

ALPS/Metis Global Micro Cap Fund

ALPS/Smith Short Duration Bond Fund

ALPS/Smith Total Return Bond Fund

2